UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2017 (May 22, 2015)

MOUNTAIN HIGH ACQUISITIONS CORP.

COLORADO	333-175825	27-3515499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 E. Greenway Parkway #103-412

Scottsdale, Arizona 85254

(Address of principal executive offices)

(303) 358-3840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 22, 2015, the Company completed its acquisition of Greenlife BotaniX, Inc. (“Greenlife”) by issuing to the shareholders of Greenlife (the “Greenlife Shareholders”) 10,000,000 shares of the Company’s restructured Common Stock (the “Shares”).

Greenlife is focused on the development and sale of products containing and featuring non-psychoactive cannabidiol (“CBD”). Greenlife operates in the nutraceutical industry.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Agreement, as amended between the Company and the Greenlife Shareholders, the Company issued to the Greenlife Shareholders the Shares Common Stock. The Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. The Shares may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing the Shares contained a legend stating the restrictions applicable to such shares.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. Audited Financials for Greenlife for the Period from Inception on September 18, 2014 Through December 31, 2014.

(b) Pro Forma Financials as of March 31, 2015

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
9.01 (a)	Audited Financials for Greenlife for the period from Inception on September 18, 2014 Through December 31, 2014(1)
9.02 (b)	Pro Forma Consolidated Financial Statements as of March 31, 2015 for Mountain High Acquisitions Corp.(1)

(1)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017	MOUNTAIN HIGH ACQUISITIONS CORP.

	By:	/s/ Richard G. Stifel
Richard G. Stifel, Chief Financial Officer